Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: January 25, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record 2015 Net Income

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and twelve-month periods ended December 31, 2015.

SUMMARY:
•	Net income for the year ending December 31, 2015 was $20.5 million or $1.89 diluted earnings per share.
•	Excluding merger expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the year ending December 31, 2015 increased 29.0% compared to the year ending December 31, 2014 to $23.6 million or $2.18 diluted earnings per share.
•	Net interest income for the year ending December 31, 2015 increased 18.7% or $11.8 million compared to the year ending December 31, 2014.
•	Non-interest income for the year ending December 31, 2015 increased 15.7% or $4.1 million compared to the year ending December 31, 2014.
•	Commercial loans surpassed $800.0 million during the fourth quarter of 2015 for the first time in the Company’s history, ending the year at $805.0 million.
•	Total loans, excluding acquired loans, increased 10.7% or $148.0 million during the year ending December 31, 2015.
•	Excluding merger expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, return on average assets was 0.99% for the fourth quarter of 2015 and 1.00% for the year ending December 31, 2015.
•	Excluding merger expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, return on average common equity was 10.00% for the fourth quarter of 2015 and 11.36% for the year ending December 31, 2015.
•	Non-performing loans to total loans as of December 31, 2015 were 0.95% compared to 1.62% as of December 31, 2014.
•	Substandard loans totaled $25.2 million as of December 31, 2015, a decrease of $2.5 million from $27.7 million as of December 31, 2014.
•	Horizon’s tangible book value per share increased to $16.53 at December 31, 2015, compared to $16.26 at December 31, 2014 and $14.97 at December 31, 2013.

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Pg. 2 cont. Horizon Bancorp Announces Record 2015 Net Income

•	It is anticipated the entire $12.5 million in funds received through the Small Business Lending Fund will be paid off with cash from the holding company on February 1, 2016.
•	Horizon Bank’s capital ratios, including Tier 1 Capital to Average Assets of 8.69% and Total Capital to Risk Weighted Assets of 12.68% as of December 31, 2015, continue to be well above the regulatory standards for well-capitalized banks.

Craig Dwight, Chairman and CEO, commented: “I am pleased to announce Horizon Bancorp’s 2015 results, a year in which a great deal was accomplished across the Company. During 2015, Horizon successfully integrated 15 new branches as part of the Peoples Bancorp acquisition, opened a new office in Carmel, Indiana and relocated our Greenwood South location to a new and expanded office.  In addition, Horizon was able to continue our organic growth story by significantly increasing loans, core deposits and fee income during the year.  The impact of these positive results was reflected through increases to core net income and diluted earnings per share during the fourth quarter and for the year ended December 31, 2015.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollar in Thousands Except per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Non-GAAP Reconciliation of Net Income	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net income as reported	$6,175	$4,948	$20,549	$18,101
Merger expenses	525	-	4,889	1,335
Tax effect	(182)	-	(1,585)	(467)
Net income excluding merger expenses	6,518	4,948	23,853	18,969

Gain on sale of investment securities	(65)	-	(189)	(988)
Tax effect	23	-	66	346
Net income excluding gain on sale of investment securities	6,476	4,948	23,730	18,327

Death benefit on bank owned life insurance ("BOLI")	-	-	(145)	-
Tax effect	-	-	51	-
Net income excluding death benefit on BOLI	6,476	4,948	23,636	18,327

Acquisition-related purchase accounting adjustments ("PAUs")	(695)	(719)	(2,977)	(2,745)
Tax effect	243	252	1,042	961
Net income excluding PAUs	$6,024	$4,481	$21,701	$16,543

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.51	$0.51	$1.89	$1.90
Merger expenses	0.04	-	0.45	0.14
Tax effect	(0.01)	-	(0.14)	(0.05)
Diluted earnings per share excluding merger expenses	0.54	0.51	2.20	1.99

Gain on sale of investment securities	(0.01)	-	(0.02)	(0.10)
Tax effect	0.00	(0.00)	0.01	0.04
Net income excluding gain on sale of investment securities	0.53	0.51	2.19	1.92

Death benefit on BOLI	-	-	(0.01)	-
Tax effect	-	-	0.00	-
Net income excluding death benefit on BOLI	0.53	0.51	2.18	1.92

Acquisition-related PAUs	(0.05)	(0.07)	(0.28)	(0.29)
Tax effect	0.02	0.03	0.10	0.10
Diluted earnings per share excluding PAUs	$0.50	$0.46	$2.00	$1.74

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Pg. 3 cont. Horizon Bancorp Announces Record 2015 Net Income

Dwight continued, “Horizon’s growth drove a considerable increase in net income and earnings per share compared to 2014.  Net income and diluted earnings per share, excluding non-core items, increased 34.4% and 7.8% during the fourth quarter of 2015, respectively. On a full year basis, net income and diluted earnings per share, excluding non-core items, increased by 31.2% and 15.3%, respectively.  Organic growth, increased fee income and the additional scale provided through the Peoples acquisition enabled Horizon to overcome persistent margin pressure due to the low interest rate environment.”

“Although loan growth slowed in the fourth quarter, over the course of 2015 Horizon increased loan balances across all product types and geographic markets.  Excluding loans acquired through the Peoples acquisition, total loans increased by 10.7% during the year.  This accomplishment reflects the collective effort we take in accomplishing our goals and serving our customers.”

Loan Growth by Type
Three Months Ended December 31, 2015
(Dollars in Thousands, Unaudited)
					Annualized
	December 31	September 30	Amount	Percent	Percent
	2015	2015	Change	Change	Change
Commercial loans	$804,995	$795,271	$9,724	1.2%	4.9%
Residential mortgage loans	437,144	430,946	6,198	1.4%	5.7%
Consumer loans	362,300	361,298	1,002	0.3%	1.1%
Subtotal	1,604,439	1,587,515	16,924	1.1%	4.2%
Held for sale loans	7,917	5,583	2,334	41.8%	165.9%
Mortgage warehouse loans	144,692	138,974	5,718	4.1%	16.3%
Total loans	$1,757,048	$1,732,072	$24,976	1.4%	5.7%

Loan Growth by Type, Excluding Acquired Loans
Twelve Months Ended December 31, 2015
(Dollars in Thousands)
					Excluding Acquired Loans
				Acquired
	December 31	December 31	Amount	Peoples	Amount	Percent
	2015	2014	Change	Loans	Change	Change
	(Unaudited)
Commercial loans	$804,995	$674,314	$130,681	$(67,435)	$63,246	9.4%
Residential mortgage loans	437,144	254,625	182,519	(137,331)	45,188	17.7%
Consumer loans	362,300	320,459	41,841	(19,593)	22,248	6.9%
Subtotal	1,604,439	1,249,398	355,041	(224,359)	130,682	10.5%
Held for sale loans	7,917	6,143	1,774	-	1,774	28.9%
Mortgage warehouse loans	144,692	129,156	15,536	-	15,536	12.0%
Total loans	$1,757,048	$1,384,697	$372,351	$(224,359)	$147,992	10.7%

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Pg. 4 cont. Horizon Bancorp Announces Record 2015 Net Income

To reduce funding costs over the next four years, the Company currently plans to use the securities portfolio to redeem maturing long-term debt.  As of December 31, 2015, $31.6 million of long-term debt is scheduled to mature in 2016, $47.5 million in 2017, $27.0 million in 2018 and $55.2 million in 2019.  This deleveraging will help reduce the Company’s cost of funds and provide additional capital for growth.

“Loan and core deposit growth continues to be a critical defense against the lower re-pricing of interest-earning assets,” Dwight continued.  “Horizon’s core net interest income decreased by six basis points from the sequential quarter and five basis points for the year ending December 31, 2015 compared to the prior year.”  The following table presents Horizon’s core net interest margin, which excludes acquisition-related purchase accounting adjustments.

Non-GAAP Reconciliation of Net Interest Margin
(Dollar Amounts in Thousands, Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
Net Interest Margin As Reported	2015	2015	2014	2015	2014
Net interest income	$20,222	$19,776	$16,523	$74,734	$62,983
Average interest-earning assets	2,369,301	2,304,515	1,865,750	2,166,006	1,794,263
Net interest income as a percent of average interest-earning assets ("Net Interest Margin")	3.50%	3.51%	3.64%	3.56%	3.62%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(695)	$(402)	$(719)	$(2,977)	$(2,745)

Excluding Impact of Acquisitions
Net interest income	$19,527	$19,374	$15,804	$71,757	$60,238
Average interest-earning assets	2,369,301	2,304,515	1,865,750	2,166,006	1,794,263
Core Net Interest Margin	3.38%	3.44%	3.49%	3.42%	3.47%

Horizon’s loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, was .99% as of December 31, 2015.

Non- GAAP Allowance for Loan and Lease Loss Detail
As of December 31, 2015
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Total
Pre-discount loan balance	$1,461,318	$23,064	$76,120	$197,307	$1,757,809

Allowance for loan losses (ALLL)	14,502	32	-	-	14,534
Loan discount	N/A	1,386	2,942	4,350	8,678
ALLL+loan discount	14,502	1,418	2,942	4,350	23,212

Loans, net	$1,446,816	$21,646	$73,178	$192,957	$1,734,597

ALLL/ pre-discount loan balance	0.99%	0.14%	0.00%	0.00%	0.83%
Loan discount/ pre-discount loan balance	N/A	6.01%	3.86%	2.20%	0.49%
ALLL+loan discount/ pre-discount loan balance	0.99%	6.15%	3.86%	2.20%	1.32%

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Pg. 5 cont. Horizon Bancorp Announces Record 2015 Net Income

Income Statement Highlights

Net income for the fourth quarter of 2015 was $6.2 million or $.51 diluted earnings per share compared to $4.9 million or $.51 diluted earnings per share in the fourth quarter of 2014.  The increase in net income from the previous year reflects an increase in net interest income of $3.7 million, a decrease in provision for loan losses of $636,000 and an increase in non-interest income of $1.0 million, partially offset by an increase in non-interest expense of $3.6 million and income taxes of $551,000.  Diluted earnings per share during the fourth quarter of 2015 compared to the same period of 2014 remained unchanged as a result of an increase in diluted shares due to the Peoples acquisition.  Excluding acquisition-related expenses and purchase accounting adjustments and gain on sale of investment securities, net income for the fourth quarter of 2015 was $6.0 million or $.50 diluted earnings per share compared to $4.5 million or $.46 diluted earnings per share in the same period of 2014.

Net income for the year ended December 31, 2015 was $20.5 million or $1.89 diluted earnings per share compared to $18.1 million or $1.90 diluted earnings per share for the year ended December 31, 2014.  The increase in net income from the previous year reflects an increase in net interest income of $11.8 million and an increase in non-interest income of $4.1 million, partially offset by an increase in the provision for loan losses of $104,000, non-interest expenses of $12.2 million and income taxes of $1.1 million.  The decrease in diluted earnings per share reflects an increase in diluted shares due to the Peoples acquisition.  Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the year ended December 31, 2015 was $21.7 million or $2.00 diluted earnings per share compared to $16.5 million or $1.74 diluted earnings per share for the year ended December 31, 2014.

Horizon’s net interest margin was 3.50% during the fourth quarter of 2015, down from 3.51% for the prior quarter and 3.64% for same period of 2014.  The decrease in net interest margin compared to the prior quarter and the same period of 2014 was due to lower yields on new loans and re-pricing earning assets, partially offset by lower funding costs.  Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.38% for the fourth quarter of 2015 compared to 3.44% for the prior quarter and 3.49% for the same period of 2014.  Interest income from acquisition-related purchase accounting adjustments was $695,000, $402,000 and $719,000 for the three months ended December 31, 2015, September 30, 2015 and December 31 2014, respectively.

Horizon’s net interest margin was 3.56% for the year ending December 31, 2015, down from 3.62% for the year ending December 31, 2014.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.42% for the year ending December 31, 2015 compared to 3.47% for same period of 2014. Interest income from acquisition-related purchase accounting adjustments was $3.0 million and $2.7 million for the years ended December 31, 2015 and December 31, 2014, respectively.

Residential mortgage lending activity during the fourth quarter of 2015 generated $2.2 million in income from the gain on sale of mortgage loans, a decrease of $54,000 from the same period of

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Pg. 6 cont. Horizon Bancorp Announces Record 2015 Net Income

2014.  Total origination volume in the fourth quarter of 2015, including loans placed into portfolio, totaled $92.6 million, representing a decrease of 3.6% from the same period of 2014 of $96.0 million.  Purchase money mortgage originations during the fourth quarter of 2015 represented 68.7% of total originations compared to 81.0% of originations during the previous quarter and 67.6% during the same period of the prior year.

Lending Activity

Total loans increased $372.4 million from $1.4 billion as of December 31, 2014 to $1.8 billion as of December 31, 2015 as mortgage warehouse loans increased by $15.3 million, residential mortgage loans increased by $182.5 million and consumer loans increased by $41.8 million.  Commercial loans increased $130.7 million or 19.4% from $674.3 million at December 31, 2014 to $805.0 million at December 31, 2015.

Total loan balances in the Kalamazoo and Indianapolis markets continued to grow during the fourth quarter of 2015 to $173.2 million and $157.9 million, respectively, as of December 31, 2015. In the fourth quarter of 2015, Kalamazoo’s aggregate loan balances increased $6.5 million or 3.9%, and Indianapolis’ aggregate loan balances increased $6.7 million or 4.4%. Combined, these markets contributed $13.2 million in loan growth during the fourth quarter of 2015 or 4.1%.

The provision for loan losses was $342,000 for the fourth quarter of 2015 compared to $978,000 for the same period of 2014.  The lower provision for loan losses in the fourth quarter of 2015 compared to the same period of the previous year was predominantly due to a specific reserve of $560,000 placed on one commercial real estate loan that was moved to non-accrual status during the fourth quarter of 2014.  The provision for loan losses was $3.2 million for the year ended December 31, 2015 compared to $3.1 million for the same period of 2014.  The higher provision for loan losses in the first twelve months of 2015 compared to the same period of 2014 was due to continued loan growth.

The ratio of the allowance for loan losses to total loans decreased to 0.83% as of December 31, 2015 from 1.19% as of December 31, 2014 due to an increase in total loans and a decrease in the allowance for loan losses from $16.5 million as of December 31, 2014 to $14.5 million as of December 31, 2015.  The Peoples transaction added $224.4 million in loans without a loan loss reserve due to purchase accounting adjustments.  The decrease in the allowance for loan losses was the result of two commercial loans that were charged off during the fourth quarter of 2015 in the amount of $1.1 million for which $1.4 million had previously been reserved as well as continued improvement in non-performing loans.  As of December 31, 2015, the ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was .99% compared to 1.29% as of December 31, 2014.

Non-performing loans totaled $16.7 million as of December 31, 2015 and $22.4 million as of December 31, 2014.  Compared to December 31, 2014, non-performing commercial loans and consumer loans decreased by $4.9 million and $1.3 million, respectively, while non-performing real estate loans increased by $343,000.  As a percentage of total loans, non-performing loans were 0.95% at December 31, 2015, down 67 basis points from 1.62% at December 31, 2014.

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Pg. 7 cont. Horizon Bancorp Announces Record 2015 Net Income

Expense Management

Total non-interest expense was $3.6 million higher in the fourth quarter of 2015 compared to the same period of 2014.  The increase was primarily due to an increase in salaries and employee benefits costs of $1.5 million, net occupancy expense of $332,000, outside services and consultants expense of $286,000 and other expense of $760,000, reflecting overall company growth and the Peoples acquisition.  One-time non-interest expense related to the Peoples acquisition totaled $525,000 in the fourth quarter of 2015.

Total non-interest expense was $12.2 million higher for the year ended December 31, 2015 compared to the same period of 2014.  The increase was primarily due to an increase in salaries and employee benefits costs of $5.0 million, outside services and consultants expense of $2.5 million, other expenses of $1.6 million, net occupancy expenses of $793,000, loan expense of $609,000, data processing expense of $588,000, other losses of $502,000, professional fees of $339,000 and FDIC deposit insurance expense of $324,000 due to overall company growth and the Peoples acquisition.  One-time non-interest expense related to the Peoples acquisition totaled $4.9 million for the year ended December 31, 2015.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon

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Pg. 8 cont. Horizon Bancorp Announces Record 2015 Net Income claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Balance sheet:
Total assets	$2,652,401	$2,607,914	$2,219,307	$2,153,965	$2,076,922
Investment securities	632,611	617,860	493,631	495,315	489,531
Commercial loans	804,995	795,271	709,946	695,736	674,314
Mortgage warehouse loans	144,692	138,974	195,924	178,899	129,156
Residential mortgage loans	437,144	430,946	277,407	260,390	254,625
Consumer loans	362,300	361,298	336,006	326,334	320,459
Earning assets	2,403,482	2,363,755	2,031,671	1,974,251	1,885,576
Non-interest bearing deposit accounts	335,955	338,436	307,215	285,181	267,667
Interest bearing transaction accounts	1,177,651	1,164,787	983,912	905,216	930,582
Time deposits	366,547	409,852	293,596	274,699	284,070
Borrowings	449,347	373,901	385,236	440,415	351,198
Subordinated debentures	32,797	32,758	32,719	32,680	32,642
Common stockholders' equity	254,332	252,238	189,631	186,991	181,914
Total stockholders’ equity	266,832	264,738	202,131	199,491	194,414

Income statement:	Three months ended
Net interest income	$20,222	$19,776	$17,850	$16,886	$16,523
Provision for loan losses	342	300	1,906	614	978
Non-interest income	7,750	8,400	7,186	7,066	6,738
Non-interest expenses	19,240	22,235	16,650	16,068	15,671
Income tax expense	2,215	1,353	1,752	1,912	1,664
Net income	6,175	4,288	4,728	5,358	4,948
Preferred stock dividend	(31)	(31)	(31)	(31)	(31)
Net income available to common shareholders	$6,144	$4,257	$4,697	$5,327	$4,917

Per share data:
Basic earnings per share	$0.51	$0.37	$0.51	$0.58	$0.53
Diluted earnings per share	0.51	0.36	0.49	0.55	0.51
Cash dividends declared per common share	0.15	0.15	0.14	0.14	0.14
Book value per common share	21.30	21.14	20.49	20.25	19.75
Tangible book value per common share	16.53	16.34	17.06	16.80	16.26
Market value - high	28.15	26.15	26.03	25.86	26.73
Market value - low	$23.58	$22.60	$22.85	$22.38	$22.83
Weighted average shares outstanding - Basic	11,937,247	11,605,976	9,240,005	9,216,011	9,212,156
Weighted average shares outstanding - Diluted	12,013,743	11,893,254	9,637,586	9,609,506	9,628,240

Key ratios:
Return on average assets	0.94%	0.67%	0.87%	1.05%	0.96%
Return on average common stockholders' equity	9.53	6.76	9.88	11.66	10.72
Net interest margin	3.50	3.51	3.67	3.70	3.64
Loan loss reserve to total loans	0.83	0.93	1.08	1.13	1.19
Non-performing loans to loans	0.95	1.21	1.51	1.52	1.62
Average equity to average assets	10.32	10.38	9.32	9.56	9.56
Bank only capital ratios:
Tier 1 capital to average assets	8.69	9.31	8.24	8.77	8.80
Tier 1 capital to risk weighted assets	11.89	12.30	10.76	11.30	11.96
Total capital to risk weighted assets	12.68	13.17	11.76	12.35	13.08

Loan data:
Substandard loans	$25,233	$25,898	$28,220	$27,355	$27,661
30 to 89 days delinquent	5,012	4,868	3,326	3,945	5,082

90 days and greater delinquent - accruing interest	$28	$100	$207	$19	$115
Trouble debt restructures - accruing interest	1,218	2,948	3,271	4,368	4,372
Trouble debt restructures - non-accrual	3,172	3,994	4,523	4,711	2,643
Non-accrual loans	12,262	13,956	15,050	13,282	15,312
Total non-performing loans	$16,680	$20,998	$23,051	$22,380	$22,442

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	December 31
	2015	2014
Balance sheet:
Total assets	$2,652,401	$2,076,922
Investment securities	632,611	489,531
Commercial loans	804,995	674,314
Mortgage warehouse loans	144,692	129,156
Residential mortgage loans	437,144	254,625
Consumer loans	362,300	320,459
Earning assets	2,403,482	1,885,576
Non-interest bearing deposit accounts	335,955	267,667
Interest bearing transaction accounts	1,177,651	930,582
Time deposits	366,547	284,070
Borrowings	449,347	351,198
Subordinated debentures	32,797	32,642
Common stockholders' equity	254,332	181,914
Total stockholders’ equity	266,832	194,414

Income statement:	Twelve Months Ended
Net interest income	$74,734	$62,983
Provision for loan losses	3,162	3,058
Non-interest income	30,402	26,277
Non-interest expenses	74,193	61,946
Income tax expense	7,232	6,155
Net income	20,549	18,101
Preferred stock dividend	(125)	(133)
Net income available to common shareholders	$20,424	$17,968

Per share data:
Basic earnings per share	$1.94	$1.98
Diluted earnings per share	1.89	1.90
Cash dividends declared per common share	0.58	0.51
Book value per common share	21.30	19.75
Tangible book value per common share	16.53	16.26
Market value - high	28.15	26.73
Market value - low	$22.38	$19.57
Weighted average shares outstanding - Basic	10,510,296	9,060,702
Weighted average shares outstanding - Diluted	10,798,208	9,454,125

Key ratios:
Return on average assets	0.87%	0.93%
Return on average common stockholders' equity	9.87	10.60
Net interest margin	3.56	3.62
Loan loss reserve to total loans	0.83	1.19
Non-performing loans to loans	0.95	1.62
Average equity to average assets	9.30	9.33
Bank only capital ratios:
Tier 1 capital to average assets	8.69	8.85
Tier 1 capital to risk weighted assets	11.89	12.00
Total capital to risk weighted assets	12.68	13.12

Loan data:
Substandard loans	$25,233	$27,661
30 to 89 days delinquent	5,012	5,082

90 days and greater delinquent - accruing interest	$28	$115
Trouble debt restructures - accruing interest	1,218	4,372
Trouble debt restructures - non-accrual	3,172	2,643
Non-accrual loans	12,262	15,312
Total non-performing loans	$16,680	$22,442

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Commercial	$7,195	$8,841	$8,386	$7,876	$7,910
Real estate	2,476	2,297	3,044	3,281	2,508
Mortgage warehousing	1,007	1,015	1,319	1,272	1,132
Consumer	3,856	4,015	3,672	4,205	4,951
Total	$14,534	$16,168	$16,421	$16,634	$16,501

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)
	Three months ended
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Commercial	$1,595	$77	$1,584	$(11)	$199
Real estate	(59)	96	161	20	101
Mortgage warehousing	-	-	-	-	-
Consumer	440	380	375	472	336
Total	$1,976	$553	$2,120	$481	$636

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Commercial	$7,005	$10,832	$13,384	$11,540	$11,855
Real estate	6,237	6,315	5,819	6,062	5,894
Mortgage warehousing	-	-	-	-	-
Consumer	3,438	3,851	3,848	4,778	4,693
Total	$16,680	$20,998	$23,051	$22,380	$22,442

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014
Commercial	$161	$324	$376	$307	$411
Real estate	3,046	958	58	219	636
Mortgage warehousing	-	-	-	-	-
Consumer	-	-	37	223	154
Total	$3,207	$1,282	$471	$749	$1,201

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$4,285	$2	0.19%	$5,317	$2	0.15%
Interest-earning deposits	20,265	5	0.10%	8,689	3	0.14%
Investment securities - taxable	452,628	2,337	2.05%	362,550	2,215	2.42%
Investment securities - non-taxable (1)	174,768	1,213	4.17%	145,705	1,098	4.46%
Loans receivable (2)(3)	1,717,355	20,233	4.69%	1,343,489	16,447	4.87%
Total interest-earning assets (1)	2,369,301	23,790	4.10%	1,865,750	19,765	4.33%

Non-interest-earning assets
Cash and due from banks	33,621			28,451
Allowance for loan losses	(15,739)			(16,094)
Other assets	213,386			156,992

	$2,600,569			$2,035,099

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,604,394	$1,524	0.38%	$1,216,920	$1,273	0.42%
Borrowings	324,496	1,539	1.88%	303,390	1,463	1.91%
Subordinated debentures	32,773	505	6.11%	32,619	506	6.15%
Total interest-bearing liabilities	1,961,663	3,568	0.72%	1,552,929	3,242	0.83%

Non-interest-bearing liabilities
Demand deposits	349,127			273,973
Accrued interest payable and other liabilities	21,468			13,740
Stockholders' equity	268,311			194,457

	$2,600,569			$2,035,099

Net interest income/spread		$20,222	3.38%		$16,523	3.50%

Net interest income as a percent of average interest earning assets (1)			3.50%			3.64%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.
(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$10,264	$11	0.11%	$6,246	$11	0.18%
Interest-earning deposits	14,045	10	0.07%	7,087	10	0.14%
Investment securities - taxable	394,976	8,700	2.20%	387,013	9,323	2.41%
Investment securities - non-taxable (1)	152,931	4,494	4.32%	146,407	4,426	4.32%
Loans receivable (2)(3)	1,593,790	75,373	4.74%	1,247,510	62,435	5.01%
Total interest-earning assets (1)	2,166,006	88,588	4.20%	1,794,263	76,205	4.36%

Non-interest-earning assets
Cash and due from banks	31,692			27,168
Allowance for loan losses	(16,351)			(15,945)
Other assets	179,138			144,803

	$2,360,485			$1,950,289

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,438,026	$5,559	0.39%	$1,182,831	$5,257	0.44%
Borrowings	336,618	6,286	1.87%	281,649	5,956	2.11%
Subordinated debentures	32,717	2,009	6.14%	32,561	2,009	6.17%
Total interest-bearing liabilities	1,807,361	13,854	0.77%	1,497,041	13,222	0.88%

Non-interest-bearing liabilities
Demand deposits	317,246			258,523
Accrued interest payable and other liabilities	16,364			12,776
Stockholders' equity	219,514			181,949

	$2,360,485			$1,950,289

Net interest income/spread		$74,734	3.43%		$62,983	3.48%

Net interest income as a percent of average interest earning assets (1)			3.56%			3.62%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.
(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	December 31	December 31
	2015	2014
	(Unaudited)
Assets
Cash and due from banks	$48,650	$43,476
Investment securities, available for sale	444,982	323,764
Investment securities, held to maturity (fair value of $193,703 and $169,904)	187,629	165,767
Loans held for sale	7,917	6,143
Loans, net of allowance for loan losses of $14,534 and $16,501	1,734,597	1,362,053
Premises and equipment, net	60,798	52,461
Federal Reserve and Federal Home Loan Bank stock	13,823	11,348
Goodwill	49,600	28,176
Other intangible assets	7,371	3,965
Interest receivable	10,535	8,246
Cash value of life insurance	54,504	39,382
Other assets	31,995	32,141
Total assets	$2,652,401	$2,076,922
Liabilities
Deposits
Non-interest bearing	$335,955	$267,667
Interest bearing	1,544,198	1,214,652
Total deposits	1,880,153	1,482,319
Borrowings	449,347	351,198
Subordinated debentures	32,797	32,642
Interest payable	507	497
Other liabilities	22,765	15,852
Total liabilities	2,385,569	1,882,508
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 12,500 shares	12,500	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 11,995,324 and 9,278,916 shares
Outstanding, 11,939,887 and 9,213,036 shares	-	-
Additional paid-in capital	106,370	45,916
Retained earnings	148,685	134,477
Accumulated other comprehensive income (loss)	(723)	1,521
Total stockholders’ equity	266,832	194,414
Total liabilities and stockholders’ equity	$2,652,401	$2,076,922

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Interest Income
Loans receivable	$20,233	$16,447	$75,373	$62,435
Investment securities
Taxable	2,344	2,220	8,721	9,344
Tax exempt	1,213	1,098	4,494	4,426
Total interest income	23,790	19,765	88,588	76,205
Interest Expense
Deposits	1,524	1,273	5,559	5,257
Borrowed funds	1,539	1,463	6,286	5,956
Subordinated debentures	505	506	2,009	2,009
Total interest expense	3,568	3,242	13,854	13,222
Net Interest Income	20,222	16,523	74,734	62,983
Provision for loan losses	342	978	3,162	3,058
Net Interest Income after Provision for Loan Losses	19,880	15,545	71,572	59,925
Non-interest Income
Service charges on deposit accounts	1,364	1,048	4,807	4,085
Wire transfer fees	140	149	633	557
Interchange fees	1,498	1,213	5,591	4,649
Fiduciary activities	1,604	1,360	5,637	4,738
Gain on sale of investment securities (includes $65 for the three months ended and $189 for the year ended December 31, 2015 and $0 for the three months ended and $988 for the year ended December 31, 2014, related to accumulated other comprehensive earnings reclassifications)	65	-	189	988
Gain on sale of mortgage loans	2,240	2,294	10,055	8,395
Mortgage servicing income net of impairment	268	249	993	805
Increase in cash value of bank owned life insurance	360	266	1,249	1,047
Death benefit on bank owned life insurance	-	-	145	-
Other income	211	159	1,103	1,013
Total non-interest income	7,750	6,738	30,402	26,277
Non-interest Expense
Salaries and employee benefits	10,171	8,691	37,712	32,682
Net occupancy expenses	1,751	1,419	6,400	5,607
Data processing	1,081	949	4,251	3,663
Professional fees	474	346	2,070	1,731
Outside services and consultants	982	696	5,735	3,250
Loan expense	1,404	1,281	5,379	4,770
FDIC insurance expense	400	321	1,499	1,175
Other losses	81	(168)	432	(70)
Other expense	2,896	2,136	10,715	9,138
Total non-interest expense	19,240	15,671	74,193	61,946
Income Before Income Tax	8,390	6,612	27,781	24,256
Income tax expense (includes $23 for the three months ended and $66 for the year ended December 31, 2015 and $0 for the three months ended and $346 year ended December 31, 2014, related to income tax expense from reclassification items)	2,215	1,664	7,232	6,155
Net Income	6,175	4,948	20,549	18,101
Preferred stock dividend	(31)	(31)	(125)	(133)
Net Income Available to Common Shareholders	$6,144	$4,917	$20,424	$17,968
Basic Earnings Per Share	$0.51	$0.53	$1.94	$1.98
Diluted Earnings Per Share	0.51	0.51	1.89	1.90